Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Navient Corporation:

We consent to the incorporation by reference in the registration statements of Navient Corporation and subsidiaries (the Company)

FormRegistration Number

S-3333-218415

S-3333-195540

S-3333-197516

S-8333-233188

S-8333-220003

S-8333-195539

S-8333-195538

S-8333-195536

S-8333-195535

S-8333-195533

S-8333-195529

of our reports dated February 27, 2020, with respect to the consolidated balance sheets of the Company as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes , and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Navient Corporation.

(signed) KPMG LLP

McLean, Virginia
February 27, 2020